AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 15th day of November, 2016, to the Fund Accounting Servicing Agreement, dated as of June 22, 2006, as amended (the “Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the Osterweis Funds and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Osterweis Funds; and

WHEREAS, the parties desire to amend the series of the Trust to add the
Osterweis Emerging Opportunity Fund and Osterweis Total Return Fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit J to the Agreement is hereby superseded and replaced with Amended Exhibit J attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy

Name: Elaine E. Richards	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

11/2016	1

Amended Exhibit J to the PMP Fund Accounting Servicing Agreement

Name of Series
Osterweis Fund
Osterweis Strategic Income Fund
Osterweis Strategic Investment Fund
Osterweis Institutional Equity Fund
Osterweis Emerging Opportunity Fund
Osterweis Total Return Fund

FUND ACCOUNTING SERVICES - FEE SCHEDULE at April 1, 2013**
Domestic Equity Funds*
$[ ] for the first $[ ] million
[ ] basis point on the next $[ ] million
[ ] basis point on the balance

Domestic Balanced Funds*
$[ ] for the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis point on the balance
Domestic Fixed Income Funds*
Funds of Funds*
Short or Derivative Funds*
International Equity Funds*
Tax-exempt Money Market Funds*
$[ ] for the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the balance
Taxable Money Market Funds*
$[ ] for the first $[ ] million
[ ] basis point on the next $[ ] million
[ ] basis point on the balance
International Income Funds*
$[ ] for the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the balance

Multiple Classes
Each class is an additional [ ]% of the charge of the initial class.
Master/Feeder Funds
Each master and feeder is charged according to the schedule.
Fees are billed monthly.

Multiple Manager Funds
Additional base fee:
$[ ] per manager/sub-advisor per fund

Extraordinary services – quoted separately

Conversion Estimate – one month’s fee (if necessary)

NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing service:

$[ ]  Domestic and Canadian Equities
$[ ]  Options
$[ ]  Corp/Gov/Agency Bonds
$[ ]  CMO’s
$[ ]  International Equities and Bonds
$[ ]  Municipal Bonds
$[ ]  Money Market Instruments
$[ ]  Per fund per month - Mutual Funds

Corporate Action Services - waived
$[ ] Per equity security per month
Manual Security Pricing - waived
$[ ] per month – greater than [ ]/day
Tax Free Transfer in Kind Cost Basis Tracking* -- $[ ] per subaccount per year

*Subject to CPI increase, Milwaukee MSA.- waived

(Signatures on the following page)

11/2016	2

Amended Exhibit J (continued) to the PMP Fund Accounting Servicing Agreement

Advisor’s signature below acknowledges approval of fee schedule on this Amended Exhibit J

Osterweis Capital Management, LLC

Name:____________________________

Title:_____________________________	Date:__________________________

Advisor’s signature below acknowledges approval of fee schedule on this Amended Exhibit J

Osterweis Capital Management, Inc.

By: _______________________________

Name: ____________________________

Title:_____________________________	Date:__________________________

11/2016	3